Exhibit 99.1

Media: Elizabeth Kuronen +910 558 7785 elizabeth.kuronen@ppdi.com Analysts/Investors: Luke Heagle +910 558 7585 luke.heagle@ppdi.com

FOR IMMEDIATE RELEASE

PPD Appoints Raymond Hill as Chief Executive Officer

and Member of the Board of Directors

WILMINGTON, N.C. (September 19, 2011) — PPD, Inc. (Nasdaq: PPDI) today announced that its board of directors has named Raymond H. Hill as PPD’s new chief executive officer and elected him to the board of directors, both effective September 16.

Mr. Hill comes to PPD after eight years with IMS Health, Inc., a provider of data, market research and consulting services to clients in the pharmaceutical and health care industries. He most recently served as president of IMS Consulting Group. During his tenure at IMS, he oversaw a strategy of aggressive organic and acquisition-based growth. Annual revenue increased five-fold over seven years helping to transform IMS from its data and market research roots and make it a leader in pharmaceuticals consulting. He also served on the executive leadership team of IMS, helping to set the overall direction of the company.

“With more than 20 years of experience in the life sciences arena, Ray brings keen strategic acumen as a proven leader who has grown global client services businesses in the pharmaceutical industry,” said Fred Eshelman, executive chairman of PPD. “His consistent track record of business success and disciplined approach to operational and financial performance make him well suited for our CEO role.”

Prior to his tenure at IMS Health, Mr. Hill was senior vice president for Acumen Sciences Limited. Mr. Hill held several roles in eight years at A.T. Kearney Ltd., including global head, pharmaceuticals and health care practice, in which he led the creation of the practice, hired the team of health care professionals and grew annual revenue to $45 million. In a six-year stint that culminated with him serving as senior associate in the energy, chemicals and pharmaceuticals practice of Booz Allen & Hamilton Inc., Mr. Hill gravitated to the health care side of the practice, which set him on his career path in the life sciences arena.

Consulting Magazine recognized Mr. Hill as one of the top 25 management consultants globally, and PharmaVoice recognized him as one of the 100 most inspirational leaders in the pharmaceutical industry, both in 2007.

Mr. Hill holds a bachelor’s degree from Cornell University and a master’s degree from Duke University. He is married with three children.

PPD is a leading global contract research organization providing drug discovery, development and lifecycle management services. Our clients and partners include pharmaceutical, biotechnology, medical device, academic and government organizations. With offices in 44 countries and more than 11,000 professionals worldwide, PPD applies innovative technologies, therapeutic expertise and a commitment to quality to help clients and partners accelerate the delivery of safe and effective therapeutics and maximize the returns on their R&D investments. For more information, visit www.ppdi.com.

Except for historical information, all of the statements, expectations and assumptions, including statements, expectations and assumptions about Mr. Hill’s future contributions and success as PPD’s new CEO, contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although PPD attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based and could cause actual results to differ materially from the forward-looking statements. Other important factors which could cause future results to differ materially include the following: the ability to attract, integrate and retain key personnel, including Mr. Hill; competition in the outsourcing industry; PPD’s ability to win new business; overall global economic conditions; economic conditions, research and development spending and outsourcing trends in the pharmaceutical, biotechnology and government-sponsored research sectors; risks associated with and dependence on strategic relationships; consolidation in the pharmaceutical and biotechnology industries; loss, delay or modification of large contracts; higher-than-expected cancellation rates; the rate of conversion of backlog into revenue; actual operating performance; rapid technological advances that make our services less competitive; compliance with drug development regulations; changes in the regulation of the drug development process; fluctuations in currency exchange rates; risks associated with fixed price contracts and cost overruns; international economic and political risks; and the ability to control SG&A spending. These and other PPD risk factors are set forth in more detail from time to time in our SEC filings, copies of which are available free of charge upon request from PPD’s investor relations department. PPD assumes no obligation and expressly disclaims any duty to update these forward-looking statements in the future, except as required by applicable law. These forward-looking statements should not be relied upon as representing PPD’s estimates or views as of any date subsequent to the date hereof.

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